POWER OF ATTORNEY
            I, Kenneth L. Way, hereby appoint Iwona Niec Villaire and Kristan L. Ward as alternate attorneys-in-fact, each having the full and lawful authority, individually, to execute and file in my name and on my behalf any forms, including amendments, that I am required to file pursuant to Section 16(a) of the Securities Exchange Act of 1934, and any and all amendments thereto; such forms and each such amendment to be in such form and to contain such terms and provisions as said attorneys shall deem necessary or desirable.  This Power of Attorney is effective as of May 7, 2015, and may be revoked by me in writing at any time.
            IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of the 11th day of May, 2015.

/s/ Kenneth L. Way

Kenneth L. Way

STATE OF MICHIGAN    )
                )ss
COUNTY OF OAKLAND    )

On this 11th day of May, 2015, before me, a Notary Public in and for said county, personally appeared Kenneth L. Way, to me known, who, being by me duly sworn, executed the attached Power of Attorney in my presence, acknowledging that he acted of his own free will and deed.

/s/ Tandi Su Robinson
                _________________
Tandi Su Robinson, Notary Public
Oakland County, Michigan
Acting in Oakland County
My commission expires:  8/29/17